Exhibit 15.1

October 31, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	Burlington Northern Santa Fe Corporation
Registration Statements on Form S-3
(No. 333-99643)
(No. 333-59894)
Registration Statements on Form S-8
(No. 33-62825)
(No. 33-62827)
(No. 33-62829)
(No. 33-62831)
(No. 33-62833)
(No. 33-62835)
(No. 33-62837)
(No. 33-62839)
(No. 33-62841)
(No. 33-62943)
(No. 33-63247)
(No. 33-63249)
(No. 33-63253)
(No. 333-03275)
(No. 333-03277)
(No. 333-19241)
(No. 333-77615)
(No. 333-59854)
(No. 333-108384)

Commissioners:

We are aware that our report dated October 31, 2003 on our review of the consolidated interim financial information of Burlington Northern Santa Fe Corporation and its subsidiaries (the “Company”) as of and for the period ended September 30, 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statements referred to above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

E-3